Exhibit 99.1

Staples, Inc. Announces Fourth Quarter and Full Year 2011 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--February 29, 2012--Staples, Inc. (Nasdaq: SPLS) announced today the results for its fourth quarter and fiscal year ended January 28, 2012. Total company sales for the fourth quarter of 2011 increased one percent to $6.5 billion compared to the fourth quarter of 2010. Net income for the fourth quarter of 2011 increased three percent year over year to $284 million. Diluted earnings per share, on a GAAP basis, increased eight percent to $0.41 from $0.38 achieved in the fourth quarter of 2010, and increased five percent compared to adjusted diluted earnings per share of $0.39 achieved in the fourth quarter of 2010.

On a GAAP basis, fourth quarter 2011 operating income rate improved 58 basis points to 7.26 percent compared to the fourth quarter 2010. Excluding the impact of integration and restructuring expense in the prior year period, fourth quarter 2011 operating income rate improved 48 basis points. This increase primarily reflects reduced incentive compensation and lower depreciation expense.

“During 2011 Staples celebrated its 25th anniversary with $25 billion in total company sales,” said Ron Sargent, Staples’ chairman and chief executive officer. “We drove strong earnings growth, generated more than $1 billion of free cash flow for the fourth consecutive year, and have solid plans in place to build on our momentum in 2012.”

For the full year 2011, total company sales increased two percent to $25.0 billion compared to the full year 2010. Net income increased 12 percent year over year to $985 million, and diluted earnings per share, on a GAAP basis, increased 16 percent to $1.40 from the $1.21 achieved last year.

Adjusted diluted earnings per share of $1.37 for the full year 2011 increased eight percent compared to adjusted diluted earnings per share of $1.27 achieved in 2010. These adjusted results exclude a $21 million cash tax refund, or $0.03 per diluted share, during the second quarter of 2011 and pre-tax integration and restructuring expense of $58 million, or $0.06 per diluted share net of tax, during the full year 2010.

The company generated operating cash flow of $1.6 billion and invested $384 million in capital expenditures in 2011, resulting in free cash flow of $1.2 billion for the full year. The company utilized free cash flow to repurchase 37 million shares for $605 million and returned $278 million to shareholders through cash dividends in 2011. At the end of the year, the company had $2.5 billion in liquidity, including $1.3 billion in cash and cash equivalents.

North American Delivery

North American Delivery sales for the fourth quarter of 2011 were $2.5 billion, an increase of two percent compared to the prior year period. This primarily reflects double-digit sales growth in facilities and breakroom supplies and strong growth in technology products. Operating income rate increased 84 basis points to 9.15 percent compared to the fourth quarter of 2010. This increase primarily reflects reduced incentive compensation and improved distribution efficiencies, partially offset by a modest decline in product margins.

For the full year 2011, North American Delivery achieved sales of $10.1 billion, an increase of two percent compared to 2010. Full year operating income rate improved 19 basis points to 8.73 percent compared to the prior year.

North American Retail

North American Retail sales for the fourth quarter of 2011 were $2.6 billion, an increase of three percent compared to the fourth quarter of 2010. Fourth quarter 2011 comparable store sales increased two percent versus the fourth quarter of 2010, reflecting higher average order size and a slight increase in customer traffic. Operating income rate increased 99 basis points to 9.12 percent compared to the fourth quarter of 2010. This primarily reflects reduced incentive compensation and leverage of fixed expenses on higher sales, partially offset by ongoing investments to drive growth in adjacent categories. During the fourth quarter, the company opened 12 stores and closed four stores in the U.S. and opened two stores and closed one store in Canada.

For the full year 2011, North American Retail achieved sales of $9.7 billion, an increase of one percent, and comparable store sales were flat versus 2010. Full year operating income rate improved 25 basis points to 8.33 percent compared to the prior year. In 2011, the company opened 20 stores and closed 12 stores in the U.S. and opened 11 stores and closed two stores in Canada, ending the year with 1,917 stores in North America.

International Operations

Sales in International Operations for the fourth quarter were $1.3 billion, a decrease of five percent in U.S. dollars and a decrease of four percent on a local currency basis compared to the fourth quarter of 2010. Top line growth in European Contract was more than offset by a nine percent decrease in comparable store sales in Europe and weak sales in Australia. Operating income rate decreased 173 basis points to 2.48 percent compared to the fourth quarter of 2010. This decrease primarily reflects deleverage of distribution and delivery expense, as well as deleverage of rent expense on lower sales in European Retail, partially offset by lower marketing expense.

For the full year 2011, International Operations achieved sales of $5.3 billion, an increase of three percent in U.S. dollars and a decrease of four percent on a local currency basis compared to 2010. Full year operating income rate decreased 138 basis points to 1.85 percent compared to the prior year. In 2011, the company opened six stores and closed nine stores in International Operations, ending the year with 378 stores.

Outlook

The company’s 2012 outlook assumes slow growth in the U.S. economy and a soft demand environment in Europe. Including the impact of the 53rd week in fiscal 2012, the company expects full year sales to increase in the low single-digits compared to the prior year, and full year diluted earnings per share to increase in the high single-digits versus adjusted diluted earnings per share of $1.37 achieved in 2011. The company anticipates its effective tax rate for the full year will be 32.5 percent, and expects to generate more than $1 billion of free cash flow in 2012.

Presentation of Non-GAAP Information

This press release presents certain results both with and without the integration and restructuring expense associated with Corporate Express in 2010, certain results for 2010 and 2011 both with and without the impact of fluctuations in foreign currency exchange rates, and certain results with and without the impact of the tax refund in 2011. The presentation of results that excludes these items, as well as the presentation of free cash flow, are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. Management believes that the non-GAAP financial measures presented provide a meaningful comparison to prior periods because the adjustments do not affect the on-going operations of the combined businesses. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for the limitations resulting from the exclusion of these items by considering the impact of these items separately in GAAP as well as non-GAAP results. In addition, management presents the most comparable GAAP measures ahead of non-GAAP measures and provides a reconciliation that indicates and describes the adjustments made.

Today's Conference Call

The company will host a conference call today at 9:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples is the world’s largest office products company and a trusted source for office solutions. The company provides products, services and expertise in office supplies, copy & print, technology, facilities and breakroom, and furniture. Staples invented the office superstore concept in 1986 and now has annual sales of $25 billion, ranking second in the world in eCommerce sales. With 88,000 associates worldwide, Staples operates in 26 countries throughout North and South America, Europe, Asia and Australia, making it easy for businesses of all sizes and consumers. The company is headquartered outside Boston. More information about Staples (Nasdaq: SPLS) is available at www.staples.com/media.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Any statements contained in this news release that are not statements of historical fact should be considered forward-looking statements. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: global economic conditions could adversely affect our business and financial performance; our market is highly competitive and we may not be able to continue to compete successfully; if the products and services that we offer fail to meet our customer needs, our performance could be adversely affected; we may be unable to continue to enter new markets successfully; our expanding international operations expose us to risks inherent in foreign operations; failure to manage growth and continue to expand our operations successfully could adversely affect our financial results; our effective tax rate may fluctuate; fluctuations in foreign exchange rates could lead to lower earnings; we may be unable to attract, train, engage and retain qualified associates; our quarterly operating results are subject to significant fluctuation; if we are unable to manage our debt, it could materially harm our business and financial condition and restrict our operating flexibility; we could incur significant goodwill impairment charges; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to intellectual property and product liability claims; problems in our information systems and technologies may disrupt our operations; compromises of our information systems or unauthorized access to confidential information or our customers’ or associates’ personal information may materially harm our business or damage our reputation; our business may be adversely affected by the actions of and risks associated with third-party vendors and service providers; various legal proceedings may adversely affect our business and financial performance; failure to comply with laws, rules and regulations could negatively affect our business operations and financial performance; and those factors discussed or referenced in our most recent annual report on Form 10-K filed with the SEC, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Financial information follows.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands, Except Share Data)
(Unaudited)

	January 28,	January 29,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$1,264,149	$1,461,257
Receivables, net	2,033,680	1,970,483
Merchandise inventories, net	2,431,845	2,359,173
Deferred income tax assets	305,611	295,232
Prepaid expenses and other current assets	255,535	382,022
Total current assets	6,290,820	6,468,167

Property and equipment:
Land and buildings	1,034,983	1,064,981
Leasehold improvements	1,330,373	1,328,397
Equipment	2,462,351	2,287,505
Furniture and fixtures	1,084,358	1,032,502
Total property and equipment	5,912,065	5,713,385
Less: accumulated depreciation and amortization	3,831,704	3,565,614
Net property and equipment	2,080,361	2,147,771

Intangible assets, net of accumulated amortization	449,781	522,722
Goodwill	3,982,130	4,073,162
Other assets	627,530	699,845
Total assets	$13,430,622	$13,911,667

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,220,414	$2,208,386
Accrued expenses and other current liabilities	1,414,721	1,497,851
Debt maturing within one year	439,143	587,356
Total current liabilities	4,074,278	4,293,593

Long-term debt	1,599,037	2,014,407
Other long-term obligations	735,094	652,486

Stockholders' Equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	-	-
Common stock, $.0006 par value, 2,100,000,000 shares authorized;
issued 922,126,579 shares at January 28, 2012 and 908,449,980 shares at January 29, 2011	553	545
Additional paid-in capital	4,551,299	4,334,735
Accumulated other comprehensive income (loss)	(319,743)	(96,933)
Retained earnings	7,199,060	6,492,340
Less: Treasury stock at cost, 226,383,032 shares at January 28, 2012
and 187,536,869 shares at January 29, 2011	(4,416,018)	(3,786,977)
Total Staples, Inc. stockholders' equity	7,015,151	6,943,710
Noncontrolling interests	7,062	7,471
Total stockholders' equity	7,022,213	6,951,181
Total liabilities and stockholders' equity	$13,430,622	$13,911,667

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data)
(Unaudited)

	13 Weeks Ended		52 Weeks Ended
	January 28,	January 29,	January 28,	January 29,
	2012	2011	2012	2011

Sales	$6,459,715	$6,415,402	$25,022,192	$24,545,113
Cost of goods sold and occupancy costs	4,727,441	4,694,758	18,280,364	17,938,958
Gross profit	1,732,274	1,720,644	6,741,828	6,606,155

Operating and other expenses:
Selling, general and administrative	1,248,035	1,270,019	5,048,492	4,913,188
Amortization of intangibles	15,459	15,776	64,902	61,689
Integration and restructuring costs	-	6,220	-	57,765
Total operating and other expenses	1,263,494	1,292,015	5,113,394	5,032,642

Operating income	468,780	428,629	1,628,434	1,573,513

Other (expense) income:
Interest income	1,789	2,015	7,577	7,722
Interest expense	(42,110)	(53,406)	(173,751)	(214,824)
Other income (expense)	1,118	(2,757)	(3,119)	(9,816)
Consolidated income before income taxes	429,577	374,481	1,459,141	1,356,595
Income tax expense	146,056	99,733	475,308	468,026
Consolidated net income	283,521	274,748	983,833	888,569
(Loss) income attributed to noncontrolling interests	(72)	6	(823)	6,621
Net income attributed to Staples, Inc.	$283,593	$274,742	$984,656	$881,948

Earnings Per Share:
Basic earnings per common share	$0.41	$0.39	$1.42	$1.23
Diluted earnings per common share	$0.41	$0.38	$1.40	$1.21

Dividends declared per common share	$0.10	$0.09	$0.40	$0.36

Weighted average shares outstanding:
Basic	683,504,797	709,923,535	694,986,213	715,596,180
Diluted	691,992,682	721,164,216	704,019,084	726,220,324

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Dollar Amounts in Thousands)
(unaudited)

	52 Weeks Ended
	January 28,	January 29,
	2012	2011
Operating Activities:
Consolidated net income, including (loss) income from the noncontrolling interests	$983,833	$888,569
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	482,056	498,863
Stock-based compensation	151,822	146,879
Excess tax benefits from stock-based compensation arrangements	(1,805)	-
Deferred income tax expense	6,706	172,630
Other	4,452	5,418
Changes in assets and liabilities:
Increase in receivables	(73,670)	(95,656)
Increase in merchandise inventories	(82,343)	(46,450)
Decrease (increase) in prepaid expenses and other assets	123,660	(70,600)
Increase in accounts payable	23,677	63,305
Decrease in accrued expenses and other liabilities	(117,389)	(191,917)
Increase in other long-term obligations	75,476	75,450
Net cash provided by operating activities	1,576,475	1,446,491

Investing Activities:
Acquisition of property and equipment	(383,654)	(408,889)
Acquisition of businesses, net of cash acquired	-	(63,066)
Net cash used in investing activities	(383,654)	(471,955)

Financing Activities:
Proceeds from the exercise of stock options and the sale of stock under employee stock
purchase plans	73,866	85,429
Proceeds from borrowings	301,843	201,566
Payments on borrowings, including payment of deferred financing fees	(820,631)	(207,478)
Purchase of noncontrolling interest	(10,000)	(360,595)
Cash dividends paid	(277,936)	(258,746)
Excess tax benefits from stock-based compensation arrangements	1,805	-
Purchase of treasury stock, net	(629,041)	(398,582)
Net cash used in financing activities	(1,360,094)	(938,406)

Effect of exchange rate changes on cash and cash equivalents	(29,835)	9,308

Net (decrease) increase in cash and cash equivalents	(197,108)	45,438
Cash and cash equivalents at beginning of period	1,461,257	1,415,819
Cash and cash equivalents at end of period	$1,264,149	$1,461,257

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended		52 Weeks Ended

	January 28,	January 29,	January 28,	January 29,
	2012	2011	2012	2011
Sales:
North American Delivery	$2,528,419	$2,490,043	$10,056,011	$9,849,218
North American Retail	2,631,007	2,562,651	9,660,847	9,529,757
International Operations	1,300,289	1,362,708	5,305,334	5,166,138
Total segment sales	$6,459,715	$6,415,402	$25,022,192	$24,545,113

Business Unit Income:
North American Delivery	$231,255	$206,879	$877,867	$841,429
North American Retail	239,971	208,239	804,396	770,122
International Operations	32,304	57,401	97,993	166,606
Business unit income	503,530	472,519	1,780,256	1,778,157
Stock-based compensation	(34,750)	(37,670)	(151,822)	(146,879)
Interest and other expense, net	(39,203)	(54,148)	(169,293)	(216,918)
Integration and restructuring costs	-	(6,220)	-	(57,765)
Consolidated income before income taxes	$429,577	$374,481	$1,459,141	$1,356,595

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Income Statement Disclosures
(Dollar Amounts in Thousands)
(Unaudited)

	13 Weeks Ended
	January 28, 2012
	Operating expenses	Operating income	Consolidated income before income taxes	Income tax expense	Net income attributed to Staples, Inc.
GAAP, as reported and adjusted	$1,263,494	$468,780	$429,577	$146,056	$283,593

	13 Weeks Ended
	January 29, 2011
	Operating expenses	Operating income	Consolidated income before income taxes	Income tax expense	Net income attributed to Staples, Inc.
GAAP, as reported	$1,292,015	$428,629	$374,481	$99,733	$274,742
Integration and restructuring costs	(6,220)	6,220	6,220	1,656	4,564
Non-GAAP, as adjusted	$1,285,795	$434,849	$380,701	$101,389	$279,306

	52 Weeks Ended
	January 28, 2012
	Operating expenses	Operating income	Consolidated income before income taxes	Income tax expense	Net income attributed to Staples, Inc.
GAAP, as reported	$5,113,394	$1,628,434	$1,459,141	$475,308	$984,656
Tax refund	-	-	-	20,800	(20,800)
Non-GAAP, as adjusted	$5,113,394	$1,628,434	$1,459,141	$496,108	$963,856

	52 Weeks Ended
	January 29, 2011
	Operating expenses	Operating income	Consolidated income before income taxes	Income tax expense	Net income attributed to Staples, Inc.
GAAP, as reported	$5,032,642	$1,573,513	$1,356,595	$468,026	$881,948
Integration and restructuring costs	(57,765)	57,765	57,765	20,985	36,780
Non-GAAP, as adjusted	$4,974,877	$1,631,278	$1,414,360	$489,011	$918,728

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Unaudited)

	13 Weeks Ended January 28, 2012
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Delivery	1.5%	0.2%	1.7%
North American Retail	2.7%	0.3%	3.0%
International Operations	(4.6)%	0.3%	(4.3)%
Total sales	0.7%	0.3%	1.0%

	52 Weeks Ended January 28, 2012
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Delivery	2.1%	(0.3)%	1.8%
North American Retail	1.4%	(0.8)%	0.6%
International Operations	2.7%	(6.2)%	(3.5)%
Total sales	1.9%	(1.7)%	0.2%

This presentation refers to growth rates in local currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Staples' business performance. To present this information, current period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the prior year average monthly exchange rates.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of Operating Cash Flow to Free Cash Flow
(Dollar Amounts in Thousands)
(Unaudited)

	52 Weeks Ended
	January 28, 2012	January 29, 2011

Net cash provided by operating activities	$1,576,475	$1,446,491
Acquisition of property and equipment	(383,654)	(408,889)
Free cash flow	$1,192,821	$1,037,602

Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The Company believes free cash flow is a useful measure of performance and uses this measure as an indication of the Company's ability to generate cash and invest in its business.

CONTACT:
Staples, Inc.
Media Contact:
Kirk Saville, 508-253-8530
or
Owen Davis, 508-253-8468
or
Investor Contact:
Chris Powers, 508-253-4632
or
Kevin Barry, 508-253-1487